Exhibit 10.3

On July 29, 2016, the term of the Employment Agreement dated March 24, 2014 between the Company and Herman Schwarz (the “Schwarz Employment Agreement”) was extended until September 30, 2016. The term of the Schwarz Employment Agreement was further extended on (i) October 1, 2016 until October 14, 2016, (ii) October 14, 2016 until October 21, 2016, and (iii) October 21, 2016 until December 31, 2016.